SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                FORM 8-K
                             CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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  Date of Report (Date of earliest event reported): November 26, 1996

                  Merry Land & Investment Company, Inc.
         (Exact name of registrant as specified in its charter)

 Georgia               001-11081
(State or other jurisdiction of incorporation)      (Commission File Number)

                                58-0961876
                       (I.R.S. Employer I.D. Number)

    624 Ellis Street, Augusta, Georgia                           30901
(Address of principal executive offices)                      (Zip Code)

  Registrant's telephone number, including area code:  706/722-6756

                                    n/a
       ------------------------------------------------------------
       (Former name or former address, if changed since last report)
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Filed: November 26, 1996

  ITEM 5.   OTHER EVENTS.

            (a) BOARD AND MANAGEMENT. Merry Land & Investment Company, Inc., ("Company") has increased the size of its Board of Directors from five to seven naming Boone A. Knox and Michael N. Thompson as new
Directors. Mr. Knox will also serve as non-executive Chairman until such time as Peter S. Knox III is able to return to his duties.

  Boone A. Knox, 59 years old and brother of Peter S. Knox III, Chairman and Chief Executive Officer of Merry Land, joins the Board of Directors as acting non-executive Chairman. Peter Knox is ill and has suspended his active participation in the affairs of the Company. Boone Knox is Chairman of the Board and Chief Executive Officer of Allied Bankshares, Inc., a publicly traded bank holding company based in Thomson, Georgia and is director of Cousins Properties, Inc., an Atlanta based office and retail REIT. Mr. Houston said that Boone Knox's financial acumen, public company experience and knowledge of the REIT industry provide added strength and continuity to Merry Land's Board.

  Michael N. Thompson, 47 years old, has been appointed acting Chief Operating Officer of the Company as well as a member of the Board. Mr. Thompson has been Vice President of Acquisitions and Development for Merry Land for the past five years and has been the chief architect of the rapid growth of Merry Land's apartment portfolio in recent years.

     The Company has also named W. Tennent Houston as acting Chief Executive Officer during Peter S. Knox III's absence.

               (b) ACQUISITIONS. The Company has previously reported the acquisition of the Country Club Place Apartments, Estates at Quarry Lakes Apartments and Shoal Run Apartments. Financial statements with respect to these properties have been prepared and are being filed herewith.

     ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
               EXHIBITS.

          Statements of excess of revenues over specific operating expenses with respect to the Country Club Place Apartments, Estates at Quarry Lakes Apartments and Shoal Run Apartments are attached hereto as Exhibits 99.1, 99.2, and 99.3

                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Merry Land & Investment Company,
 Inc.                (Registrant)

 By:_____________________________
Dorrie E. Green
As Its Vice President